UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 7, 2011


                           AMWEST IMAGING INCORPORATED
             (Exact name of Registrant as specified in its charter)

          Nevada                    333-167743                   27-2336038
(State or other Jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)

                 815 John Street Suite 210K Evansville, IN 47713
                    (Address of principal executive offices)

                                 (323) 556-0710
                           (Issuer's telephone number)

This Current Report on Form 8-K is filed by Amwest Imaging Incorporated a Nevada corporation ("Registrant"), in connection with the items described below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 18, 2011, the Board of Directors of the Registrant adopted a resolution effective as of the same date to a forward stock split of the Company's issued and outstanding shares of common stock on a one (1) old for twenty-six (26) new basis, such that its authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 600,000,000 shares of common stock with a par value of $0.001 and, correspondingly, its issued and outstanding shares of common stock have increased from 20,060,000 shares of common stock to 535,600,000 shares of common stock.

Each shareholder's percentage ownership in the Company (and relative voting power) will remain essentially unchanged as a result of the forward split.

The resolution provides that fractional shares will be rounded up. The Company is advised that this action does not require shareholder approval under applicable Nevada state law.

EFFECTIVE DATE OF THE FORWARD SPLIT

The Effective Date of the Forward Split is November 7, 2011.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Amwest Imaging Incorporated


Dated: November 7, 2011                By: /s/ Jason Gerteisen
                                           -------------------------------------
                                           Jason Gerteisen, President

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